SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 21, 2000



                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)



NEVADA                            0-15245                93-0946274
(State or other jurisdiction      (Commission            (IRS Employer
 of incorporation)                 File Number)           Identification No.)



         28001 Dorothy Drive, Agoura Hills, California            91301
           (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999




          (Former name or former address, if changes since last report)











ITEM 5.   OTHER EVENTS

          On August 21, 2000, the California Superior Court, County of Los Angeles, Central Judicial District, granted the Company's demurrers to four of the seven causes of action in a lawsuit filed against the Company by Premiere Lifestyles International Corporation. The surviving causes of action for alleged damages of $10 million include claims for breach of fiduciary duty, tortious interference with business relations, and tortious interference with contract. Management believes the lawsuit is without merit and intends to defend against it vigorously. A similar lawsuit was previously filed in Texas and subsequently withdrawn by the plaintiff upon filings of motions to dismiss by the Company. The California lawsuit is currently in discovery and, based upon discovery to date, legal counsel representing the Company has informed management that there does not appear to be sufficient facts to support or justify liability against the Company. Legal counsel is conducting additional discovery and investigation.





ITEM 7.   EXHIBITS


Exhibit
Number    Description of Document

 99.1     Press release issued and dated September 1, 2000.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ELECTRONIC CLEARING HOUSE, INC.
                                      (Registrant)




                              By   \s\ Alice L. Cheung
                                Alice L. Cheung, Treasurer &
                                Chief Financial Officer



Dated:  September 1, 2000

                                                                   EXHIBIT 99.1




     FOR IMMEDIATE RELEASE
     September 1, 2000



                  PREMIER LIFESTYLES INTERNATIONAL CORPORATION
                 AND ELECTRONIC CLEARING HOUSE, INC. IN LAWSUIT

   Agoura Hills, Calif.-- Electronic Clearing House, Inc. (NASDAQ:ECHO) announced that on August 21, 2000, the California Superior Court, County of Los Angeles, Central Judicial District, granted ECHO's demurrers to four of the seven causes of action in a lawsuit filed against the Company by Premiere Lifestyles International Corporation of Newhall, California. The surviving causes of action for alleged damages of $10 million include claims for breach of fiduciary duty, tortious interference with business relations, and tortious interference with contract. Management believes the lawsuit is without merit and intends to defend against it vigorously.

   A similar lawsuit was previously filed in Texas and subsequently withdrawn by the plaintiff upon filings of motions to dismiss by ECHO. The California lawsuit is currently in discovery and, based upon discovery to date, legal counsel representing ECHO has informed management that there does not appear to be sufficient facts to support or justify liability against the Company. Legal counsel is conducting additional discovery and investigation.

   Electronic Clearing House, Inc. provides credit card processing, cash advance services, check guarantee, check verification, check conversion, inventory tracking and/or various Internet services to over 41,000 retail merchants, and U-Haul dealers across the nation. ECHO also designs, develops and integrates software and point-of-sale hardware that is utilized as credit card processing terminals, automated money order dispensers, inventory tracking devices, and cash advance systems.

   To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual operations and results may differ materially from those expressed in the forward-looking statements made by the Company.

                       #               #               #

Media Contact:
   Donna Rehman, Corporate Secretary              URL:http://www.echo-inc.com
   818-706-8999, ext. 3033                        E-MAIL: corp@echo-inc.com
   Electronic Clearing House, Inc.
   Agoura Hills, Calif.